Exhibit 99.2
UNAUDITED PRO FORMA FINANCIAL INFORMATION
On October 5, 2009, ChinaCast Communication Holdings Limited (the “Purchaser”), a subsidiary of Company, completed the acquisition (the “Acquisition”) of East Achieve Limited (“East Achieve”), the holding company which owns 100% of Lijiang College, from Xie Jiqing who holds 100% of the equity interest in East Achieve for a total purchase price of RMB365,000,000 (or approximately $53.7 million). RMB295,000,000 (or approximately $43.4 million) of the purchase price has been paid and the remaining RMB70,000,000 (or approximately $10.3 million) will be paid within 30 days of August 31, 2010. The source of the cash used for the acquisition is from working capital of the Company.
East Achieve owns 100% of the equity interest in Shanghai Xijiu Information Technology Co., Ltd. (“Xijiu”), which in turn owns 100% of the equity interest in China Lianhe Biotechnology Co., Ltd. (“Lianhe”). As a result of the consummation of the acquisition, the Purchaser now holds 100% of the equity interest in Lianhe. Lijiang College is jointly sponsored by Lianhe and Guangxi Normal University. Lijiang College was founded in 2001 as an independent, accredited college affiliated with Guangxi Normal University, which is located in the city of Guilin in Southwestern China. The university has 415 full-time and part-time instructors and offers fully accredited bachelor degree and diploma courses in tourism, hospitality, language studies, computer engineering, economics, law, music, art and physical education. After the Acquisition, East Achieve, Xijiu and Lianhe are holding companies with no other business. Before the Acquisition, as part of a reorganization (the “Reorganization”), Xijiu and Lianhe has disposed of all assets and liabilities not related to the operations of Lijiang College and Xijiu purchased the entire interest in Lianhe, which was accounted for using the purchase method of accounting.
The following unaudited pro forma combined condensed financial statements reflect the acquisition using the purchase method of accounting. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Consequently, the amounts reflected in the unaudited pro forma combined condensed financial statements are subject to change, and the final amounts may differ substantially.
The unaudited pro forma combined condensed balance sheet as of September 30, 2009 gives effect to the Acquisition as if it was completed on that date, and was derived from the historical unaudited balance sheet of East Achieve as of September 30, 2008, combined with ChinaCast’ historical unaudited balance sheet as of September 30, 2009.
The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2008 illustrates the effect of the acquisition of East Achieve as if the Acquisition and the Reorganization had occurred on January 1, 2008, and was derived from the historical audited statement of operations for East Achieve for the year ended December 31, 2008, combined with ChinaCast’s historical audited statement of operations for the year ended December 31, 2008.
The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2009 illustrates the effect of the acquisition of East Achieve as if the Acquisition and the Reorganization had occurred on January 1, 2009 and combines the historical unaudited statement of operations of ChinaCast for the nine months ended September 30, 2009 and the historical unaudited statement of operations of East achieve through the date of acquisition.
The pro forma combined condensed financial statements should be read in conjunction with the historical audited financial statements and notes thereto of ChinaCast contained in its 2008 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2009, the historical unaudited financial statements and notes thereto of ChinaCast contained in its September 30, 2009 Quartely Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2009 and the historical audited financial statements and notes thereto of East Achieve which are included as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited pro forma combined condensed financial statements do not include any pro forma adjustments relating to costs of integration that the combined company may incur as such adjustments.
The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the period presented nor is it necessarily indicative of future operating results or financial position.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
September 30, 2009

	Historical	Historical	Pro Forma			Pro Forma
	ChinaCast	East Achieve	Adjustments	Notes		Combined
	RMB	RMB	RMB			RMB
	(In thousands, except share-related data)
Assets
Cash and cash equivalents	398,312	72,726	(265,000)	(a	)	206,038
Term deposits	280,000	—	—			280,000
Accounts receivable, net	55,670	23,873	—			79,543
Inventory	1,705	—	—			1,705
Prepaid expenses and other current assets	6,468	6,577	—			13,045
Amount due from related parties	2,088	—	—			2,088

Total current assets	744,243	103,176	(265,000)			582,419

Non-current assets:
Non-current deposits	3,818	—	—			3,818
Property and equipment, net	261,940	254,854	—			516,794
Land use rights, net	119,810	16,747	—			136,557
Acquired intangible assets, net	19,497	34,305	—	(c	)	53,802
Deposit for investments	103,000	—	(100,000)	(a	)	3,000
Long term investments	3,854	—	—			3,854
Non-current advances to a related party	97,606	—	—			97,606
Goodwill	311,332	117,318	129,550	(b	)	558,200

Total assets	1,665,100	526,400	(235,450)			1,956,050

Liabilities, minority interest and shareholders’ equity
Current liabilities:
Account payable	18,054	7,295	—			25,349
Deferred revenue	90,751	106,899	—			197,650
Accrued expenses and other current liabilities	107,492	80,718	—			188,210
Amount due to a related party	528	—	—			528
Income tax payable	64,009	6,038	—			70,047
Current portion of bank borrowings	94,400	—	—			94,400
Current portion of capital lease obligation	1,289	—	—			1,289
Other borrowings	580	—	—			580

Total current liabilities	377,103	200,950	—			578,053

Long-term bank borrowings	54,000	90,000	—			144,000
Capital lease obligation, net of current portion	1,313	—	—			1,313
Deferred tax liabilities	19,214	—	—			19,214
Unrecognized tax benefits	50,403	—	—			50,403

Total non-current liabilities	124,930	90,000	—			214,930

Total liabilities	502,033	290,950	—			792,983

Shareholders’ equity:
Ordinary shares	29	—	—			29
Additional paid-in capital	989,945	236,412	(236,412)	(d	)	989,945
Statutory reserve	28,117	—	—			28,117
Accumulated other comprehensive loss	(6,159)	—	—			(6,159)
Retained earnings (Accumulated deficit)	128,361	(962)	962	(d	)	128,361

Total Company shareholders’ equity	1,140,293	235,450	(235,450)			1,140,293

Noncontrolling interest	22,774	—	—			22,774

Total shareholders’ equity	1,163,067	—	—			1,163,067

Total liabilities, minority interest and shareholders’ equity	1,665,100	526,400	(235,450)			1,956,050

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

	Historical	Historical	Pro Forma			Pro Forma
	ChinaCast	East Achieve	Adjustments	Notes		Combined
	RMB	RMB	RMB			RMB
	(In thousands, except share-related data)
Revenues:
Service	229,886	6,970	72,721	(e	)	309,577
Equipment	6,065	—	—			6,065

	235,951	6,970	72,721			315,642

Cost of revenues:
Service	(85,188)	(5,972)	(62,142)	(e	) (f)	(153,302)
Equipment	(6,001)	—	—			(6,001)

	(91,189)	(5,972)	(62,142)			(159,303)

Gross profit	144,762	998	10,579			156,339

Operating (expenses) income:
Selling and marketing expenses	(3,640)	—	—			(3,640)
General and administrative expenses	(44,472)	(74)	(70)	(e	)	(44,616)
Foreign exchange loss	65	—	—			65
Management service fee	3,806	—	—			3,806
Other operating income(loss)	387	—	—			387

Total operating expenses, net	(43,854)	(74)	(70)			(43,998)

Income from operations	100,908	924	10,509			112,341
Interest income	6,923	27	(3,945)	(e	) (g)	3,005
Interest expense	(5,591)	(447)	(5,392)			(11,430)

Income before provision for income taxes and loss in equity investments	102,240	504	1,172			103,916
Provision for income taxes	(21,090)	(215)	(2,357)	(e	)	(23,662)

Income before loss in equity investments	81,150	289	(1,185)			80,254
(Loss)gain in equity investments	(1,370)	—	—			(1,370)

Net income	79,780	289	(1,185)			78,884

Less: Net income attributable to noncontrolling interest	(6,945)	—	—			(6,945)

Net income (loss) attributable to the Company	72,835	289	(1,185)			71,939

Net income per share
Basic	2.03					2.01

Diluted	2.03					2.00

Weighted average shares used in computation:
Basic	35,813,325					35,813,325

Diluted	35,945,264					35,945,264

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

	Historical	Historical	Pro Forma			Pro Forma
	ChinaCast	East Achieve	Adjustments	Notes		Combined
	RMB	RMB	RMB			RMB
	(In thousands, except share-related data)
Revenues:
Service	257,126	—	90,720	(e	)	347,846
Equipment	28,912	—	—			28,912

	286,038	—	90,720			376,758

Cost of revenues:
Service	(118,860)	—	(85,397)	(e	)(g)	(204,257)
Equipment	(29,122)	—	—			(29,122)

	(147,982)	—	(85,397)			(233,379)

Gross profit	138,056	—	5,323			143,379

Operating (expenses) income:
Selling and marketing expenses	(7,096)	—	—			(7,096)
General and administrative expenses	(69,679)	(269)	(69)	(e	)	(70,017)
Foreign exchange loss	(1,162)	(5)	—			(1,167)
Management service fee	6,463	—	—			6,463
Other operating income	37	—	24	(e	)	61

Total operating expenses, net	(71,437)	(274)	(45)			(71,756)

Income from operations	66,619	(274)	5,278			71,623
Impairment loss on cost method investment	(8,500)	—	—			(8,500)
Interest income	19,462	1	(10,400)	(e	)(f)	9,063
Interest expense	(2,575)	(566)	(8,906)	(e	)	(12,047)

Income before provision for income taxes and loss in equity investments	75,006	(839)	(14,028)			60,139
Provision for income taxes	(24,381)	—	(1,615)	(e	)	(25,996)

Net income before loss in equity investments	50,625	(839)	(15,643)			34,143
Loss in equity investments	(441)	—	—			(441)

Net income (loss)	50,184	(839)	(15,643)			33,702

Less: Net income attributable to noncontrolling interest	(7,517)	—	—			(7,517)

Net income (loss) attributable to the Company	42,667	(839)	(15,643)			26,185

Net income per share
Basic	1.40					0.86

Diluted	1.39					0.85

Weighted average shares used in computation:
Basic	30,442,992					30,442,992

Diluted	30,691,742					30,691,742

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
STATEMENTS OF OPERATIONS
     The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2008 and the nine months ended September 30, 2009 were prepared by combining the Company’s historical statements of operations for the year ended December 31, 2008 and the nine months ended September 30, 2009 with East Achieve’s historical results for the year ended December 31, 2008 and the period from January 1, 2009 to September 30, 2009, respectively, giving effect to the acquisition as though it was completed on January 1, 2008 and January 1, 2009 respectively. Certain historical information of East Achieve has been reclassified to conform to the presentation of the Company’s historical statements.

1.	Acquisition
     On October 5, 2009, ChinaCast Communication Holdings Limited (the “Purchaser”), a subsidiary of Company, completed the acquisition (the “Acquisition”) of East Achieve Limited (“East Achieve”), the holding company which owns 100% of Lijiang College, from Xie Jiqing who holds 100% of the equity interest in East Achieve for a total purchase price of RMB365,000,000 (or approximately $53.7 million). RMB295,000,000 (or approximately $43.4 million) of the purchase price has been paid and the remaining RMB70,000,000 (or approximately $10.3 million) will be paid within 30 days of August 31, 2010. The source of the cash used for the acquisition is from working capital of the Company.
     East Achieve owns 100% of the equity interest in Shanghai Xijiu Information Technology Co., Ltd. (“Xijiu”), which in turn owns 100% of the equity interest in China Lianhe Biotechnology Co., Ltd. (“Lianhe”). As a result of the consummation of the acquisition, the Purchaser now holds 100% of the equity interest in Lianhe. Lijiang College is jointly sponsored by Lianhe and Guangxi Normal University. Lijiang College was founded in 2001 as an independent, accredited college affiliated with Guangxi Normal University, which is located in the city of Guilin in Southwestern China. The university has 415 full-time and part-time instructors and offers fully accredited bachelor degree and diploma courses in tourism, hospitality, language studies, computer engineering, economics, law, music, art and physical education. After the Acquisition, East Achieve, Xijiu and Lianhe are holding companies with no other business. Before the Acquisition, as part of a reorganization (the “Reorganization”), Xijiu and Lianhe had disposed of all assets and liabilities not related to the operations of Lijiang College and Xijiu purchased the entire interest in Lianhe, which was accounted for using the purchase method of accounting.
     The Company has completed a preliminary allocation of the purchase price to the fair value of assets acquired and liabilities assumed at the date of acquisition included as adjustment notes 2(b). It is possible that the purchase price allocation will be adjusted upon finalization of the accounting for the acquired assets.
     The amortizable intangible includes RMB34.3 million of acquired customer relationship. Useful lives of 47 months have been assigned to the customer relationship intangible. The identifiable intangible assets and goodwill are not deductible for tax purposes.

2.	Pro forma adjustments made by ChinaCast in connection with the preparation of the unaudited pro forma combined condensed balance sheet as of September 30, 2009 and the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2008 and nine months ended September 30, 2009 are as follows:
(a)	To reduce cash and cash equivalent on the RMB265 million of cash and RMB100 million of deposit for investment utilized by the Company to fund the acquisition

(b)	Purchase price allocation:

The purchase price for the acquisition amounted to RMB365 million. The estimated purchase price has been preliminarily allocated as follows based on the assets and liabilities acquired as of September 30, 2009:

Estimated fair value of net tangible assets acquired and liabilities assumed:

	RMB
Cash	72,726
Other current assets	30,450
Fixed asset and land use rights	271,601
Deferred revenue	(106,899)
Other current liabilities	(94,051)
Bank loan	(90,000)

		83,827
Intangible assets acquired (customer relationship)		34,305
Goodwill		246,868

Total purchase price		365,000

(c)	To record intangible assets obtained in the transaction based upon the preliminary allocation of the purchase price

(d)	To eliminate East Achieve’s common stock, additional paid-in-capital and retained earnings

(e)	To record the revenue and expenses of Lijiang College assuming the completion of the Reorganization at period beginning

(f)	To reduce interest income on the RMB365 million of cash utilized by the Company to fund the acquisition

(g)	To record the amortization of expense of intangible assets obtained in the transaction based upon the preliminary allocation of the purchase price